UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2011

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission.  There can be no assurance that any assumptions and other factors set forth herein or therein will occur, and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 8.01. Other Events.

On March 30, 2011, the Company received official notice from the Food and Drug Administration (the “FDA”) that the 510(k) clearance for the Company’s Menaflex meniscus implant device (the “Device”) has been rescinded.  As previously disclosed, on October 14, 2010 the FDA concluded that the 510(k) clearance for the Device was issued in error, because the Device is intended to be used for different purposes and is technologically dissimilar from devices already on the market. As a result, the Company will immediately discontinue any commercial distribution of the Device in the United States unless and until the FDA either clears a new marketing application or issues a reclassification of the Device. The Company is evaluating its legal and regulatory options toward marketing the Device in the United States and will continue to market the Device outside the United States, as it has for over ten years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.
By:	/s/ Gerald E. Bisbee, Jr., Ph.D.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and Chief Executive Officer

Dated:  April 1, 2011